Exhibit 99.1

NUVERRA SCHEDULES FIRST QUARTER 2018 EARNINGS RELEASE

AND INVESTOR CONFERENCE CALL

SCOTTSDALE, AZ (April 20, 2018) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (the “Company”) announced today that it will report first quarter 2018 results on Tuesday, May 8, 2018. Charles K. Thompson, Chairman of the Board and Interim Chief Executive Officer, and Edward A. Lang, Executive Vice President and Chief Financial Officer, will host a conference call with investors to discuss the Company’s operating results and business outlook at 8:30 a.m. Eastern Time on Wednesday, May 9, 2018.

Listeners can access the webcast live through the Company’s website at http://earningscall.nuverra.com. The conference call may also be accessed by dialing 888-726-2443, conference ID 2494976. An archive of this webcast will be available on the Company’s website for 30 days beginning approximately 24 hours after conclusion of the call.

About Nuverra

Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, and disposal of restricted solids, water, wastewater, waste fluids, and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Source: Nuverra Environmental Solutions, Inc.

602-903-7802

ir@nuverra.com

1